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                                                                EXHIBIT 23.2




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated April 5, 1996 on the consolidated financial statements of Champps Entertainment, Inc. (which are included in the financial statements of Unique Casual Restaurants, Inc.) in this Form 10 of Unique Casual Restaurants, Inc. It should be noted that we have not audited any financial statements of Champps Entertainment, Inc. subsequent to July 2, 1995, or performed any audit procedures subsequent to the date of our report.




                                                ARTHUR ANDERSEN LLP



Minneapolis, Minnesota
July 11, 1997